Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL INFORMATION OF VACASA HOLDINGS

Unless otherwise specified, capitalized terms used herein but not defined herein have the meanings given to such terms in the final prospectus and definitive proxy statement, dated November 10, 2021, filed by Vacasa, Inc. with the Securities and Exchange Commission (the “SEC”).

Introduction

The following unaudited pro forma condensed combined financial information is presented to aid you in your analysis of the financial aspects of the completed acquisition of the operations of TurnKey Vacation Rentals, Inc. (“TurnKey”) by Vacasa Holdings LLC, a Delaware limited liability company (“Vacasa Holdings”). On April, 1, 2021, Vacasa Holdings acquired the operations of TurnKey, a provider of property management and marketing services for residential real estate owners in the United States. Pursuant to the acquisition agreement, Vacasa Holdings acquired the operations of TurnKey for cash consideration of $45.0 million and Vacasa Holdings common units with a fair value of approximately $573.8 million. The acquisition of TurnKey expands Vacasa Holdings’ footprint of vacation properties under management in current and adjacent markets. The following unaudited pro forma condensed combined financial information does not give effect to the Business Combination and the transactions related thereto. For additional information, see “Unaudited Pro Forma Condensed Combined Financial Information of Vacasa, Inc.,” included as Exhibit 99.8 to the Current Report on Form 8-K to which this Exhibit 99.3 (this “Exhibit”) is attached.

The following unaudited pro forma condensed combined financial information presents the combination of the historical financial information of Vacasa Holdings and TurnKey adjusted to give effect to the acquisition of TurnKey by Vacasa Holdings. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. The TurnKey acquisition was consummated on April 1, 2021 and TurnKey financial information is therefore included in Vacasa Holdings’ balance sheet as of September 30, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020, combine the historical statements of operations of Vacasa Holdings for such periods and the historical statements of operations of TurnKey for the three months ended March 31, 2021 and the year ended December 31, 2020 on a pro forma basis as if the acquisition, summarized in Note 1 below, had been consummated on January 1, 2020, the beginning of the earliest period presented.

The historical financial information of Vacasa Holdings was derived from the unaudited and audited consolidated financial statements of Vacasa Holdings as of and for the nine months ended September 30, 2021, and for the year ended December 31, 2020, respectively, which are included as Exhibit 99.1 and Exhibit 99.2, respectively, to the Current Report on Form 8-K to which this Exhibit is attached. The historical financial information of TurnKey was derived from the unaudited and audited financial statements of TurnKey for the three months ended March 31, 2021, and for the year ended December 31, 2020, respectively, which are included as Exhibit 99.4 and Exhibit 99.5, respectively, to the Current Report on Form 8-K to which this Exhibit is attached. This information should be read together with the accompanying notes to the unaudited pro forma condensed combined financial statements included herein and Vacasa Holdings’ and TurnKey’s unaudited and audited historical financial statements and related notes, and Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed by Vacasa, Inc. with the SEC.

The following unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments are based upon available information currently available and methodologies, as described in the accompanying notes below to the unaudited pro forma condensed combined financial information referred to below. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent Vacasa Holdings’ consolidated results of operations or consolidated financial position that would actually have occurred had the acquisition been consummated on the dates assumed or to the consolidated results of operations or consolidated financial position for any future date or period.

The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF
OPERATIONS OF VACASA HOLDINGS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021
(in thousands)

	Vacasa Holdings Historical	TurnKey Historical, As Adjusted	Transaction Accounting Adjustments	Notes	Vacasa Holdings, as adjusted Pro Forma Combined
Revenue	$696,954	$31,562	$—		$728,516
Operating costs and expenses:
Cost of revenue, exclusive of depreciation and amortization shown separately below	332,455	11,406	—		343,861
Operations and support	132,836	7,141	—		139,977
Technology and development	30,935	1,946	—		32,881
Sales and marketing	114,657	7,584	—		122,241
General and administrative	59,672	5,886	(10,944)	(a)	54,614
Depreciation	12,721	241	—		12,962
Amortization of intangible assets	30,778	—	5,115	(b)	35,893
Total operating costs and expenses	714,054	34,204	(5,829)		742,429
Loss from operations	(17,100)	(2,642)	5,829		(13,913)
Interest income	32	4	—		36
Interest expense	(9,219)	(60)	60	(c)	(9,219)
Other income (expense), net	(10,199)	—	—		(10,199)
Loss before income taxes	(36,486)	(2,698)	5,889		(33,295)
Income tax expense (benefit)	(76)	90	—		14
Net Loss	$(36,410)	$(2,788)	$5,889		$(33,309)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF
OPERATIONS OF VACASA HOLDINGS

FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands, except per unit amounts)

	Vacasa Holdings Historical	TurnKey Historical, As Adjusted	Transaction Accounting Adjustments	Notes	Vacasa Holdings, as adjusted Pro Forma Combined
Revenue	$491,760	$94,088	$—		$585,848
Operating costs and expenses:
Cost of revenue, exclusive of depreciation and amortization shown separately below	256,086	36,587	—		292,673
Operations and support	116,192	24,351	—		140,543
Technology and development	27,030	6,473	—		33,503
Sales and marketing	79,971	24,561	—		104,532
General and administrative	57,587	8,427	10,944	(a)	76,958
Depreciation	15,483	958	—		16,441
Amortization of intangible assets	18,817	—	25,760	(b)	44,577
Total operating costs and expenses	571,166	101,357	36,704		709,227
Loss from operations	(79,406)	(7,269)	(36,704)		(123,379)
Interest income	385	82	—		467
Interest expense	(7,907)	(274)	274	(c)	(7,907)
Other income (expense), net	(5,725)	147	—		(5,578)
Loss before income taxes	(92,653)	(7,314)	(36,430)		(136,397)
Income tax expense (benefit)	(315)	128	—		(187)
Net Loss	$(92,338)	$(7,442)	$(36,430)		$(136,210)

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION:

1.	Description of Transaction

Acquisition of TurnKey

On April 1, 2021, Vacasa Holdings acquired the operations of TurnKey, a provider of property management and marketing services for residential real estate owners in the United States. Pursuant to the acquisition agreement, Vacasa Holdings acquired the operations of TurnKey for cash consideration of $45.0 million and Vacasa Holdings common units with a fair value of approximately $573.8 million. The acquisition of TurnKey expands the Vacasa Holdings’ footprint of vacation properties under management in current and adjacent markets.

2.	Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” using the acquisition method of accounting and are based on the historical consolidated financial statements of Vacasa Holdings and TurnKey.

The acquisition method of accounting is based on ASC 805, Business Combinations, and uses the fair value concepts defined in ASC 820, Fair Value Measurement.

ASC 805 requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, ASC 805 requires that the consideration transferred be measured at the date the acquisitions are completed at the then-current market price. Definitive allocations of the purchase price may be performed after the transactions close. Any adjustments to the preliminary estimated fair value amounts could have a significant impact on the unaudited pro forma condensed combined financial information contained herein and our future results of operations and financial position.

ASC 820 defines the term “fair value,” sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, Vacasa Holdings may be required to record the fair value of assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect Vacasa Holdings’ intended use of those assets.

Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under the acquisition method of accounting, the assets acquired and liabilities assumed will be recorded, as of completion of the acquisition, primarily at their respective fair values and added to those of Vacasa Holdings. Financial statements and reported results of operations of Vacasa Holdings issued after completion of the acquisition will reflect these values but will not be retroactively restated to reflect the historical financial position or results of operations of TurnKey.

Under ASC 805, acquisition-related transaction costs (e.g., advisory, legal and other professional fees) are not included as a component of consideration transferred, but are accounted for as expenses in the periods in which such costs are incurred. Total acquisition-related transaction costs incurred for the acquisition of TurnKey are estimated to be approximately $10.9 million as of nine months ended September 30, 2021.

The unaudited pro forma condensed combined financial information is required to include adjustments which give effect to events that are directly attributable to the acquisition regardless of whether they are expected to have a continuing impact on the combined results or are non-recurring. As a result, acquisition-related transaction costs described above are presented in the unaudited pro forma condensed combined consolidated statements of operations for the year ended December 31, 2020 and for the nine months ended September 30, 2021 as if transaction costs were incurred on January 1, 2020.

The unaudited pro forma condensed combined consolidated statement of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 have been prepared and should be read in conjunction with, the following:

•	the historical unaudited financial statements of Vacasa Holdings as of and for the nine months ended September 30, 2021 and the related notes included as Exhibit 99.1 to the Current Report on Form 8-K to which this Exhibit is attached;

•	the historical unaudited financial statements of TurnKey as of March 31, 2021 and for the three months ended March 31, 2021 and the related notes included as Exhibit 99.4 to the Current Report on Form 8-K to which this Exhibit is attached;

•	Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed by Vacasa, Inc. with the SEC;

•	the historical audited financial statements of Vacasa Holdings as of and for the year ended December 31, 2020 and the related notes included as Exhibit 99.2 to the Current Report on Form 8-K to which this Exhibit is attached; and

•	the historical audited financial statements of TurnKey as of and for the year ended December 31, 2020 and the related notes, included as Exhibit 99.5 to the Current Report on Form 8-K to which this Exhibit is attached.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented. Further, the unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, or cost savings that may be associated with the acquisition.

The pro forma adjustments reflecting the consummation of the acquisition are based on certain currently available information and certain assumptions and methodologies that Vacasa Holdings believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated.

Therefore, it is possible that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Vacasa Holdings believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the acquisition based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the acquisition taken place on the date indicated, nor are they indicative of the future consolidated results of operations or financial position of Vacasa Holdings.

3.	Accounting Policies and Reclassifications

The accounting policies used in the preparation of this unaudited pro forma condensed combined financial information are those set out in Vacasa Holdings’ historical audited financial statements as of and for the year ended December 31, 2020. Upon consummation of the acquisition, Vacasa Holdings began a comprehensive review of TurnKey’s accounting policies. As a result of the completion of this review, Vacasa Holdings may identify additional differences between the accounting policies of the two companies which, when conformed, could have a material impact on the combined financial statements.

Certain reclassification and classification adjustments have been made to the unaudited pro forma condensed combined financial information to conform TurnKey’s historical financial statements to Vacasa Holdings’ financial statement presentation, as shown in the table below. Unless otherwise indicated, defined line items included in the footnotes have the meanings given to them in the historical financial statements of Vacasa Holdings.

TURNKEY

HISTORICAL STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2021
(in thousands)

	TurnKey Historical, Before Reclassifications	Reclassifications	TurnKey Historical, As Adjusted
Revenues	$30,618	$944	$31,562
Cost of revenues	14,266	(14,266)	—
Operating expenses:
Cost of revenue, exclusive of depreciation and amortization shown separately below		11,406	11,406
Operations and support		7,141	7,141
Technology and development		1,946	1,946
Employee compensation and benefits	9,936	(9,936)	—
Transaction costs	3,495	(3,495)	—
General and administrative	3,006	2,880	5,886
Sales and marketing	2,025	5,559	7,584
Travel	291	(291)	—
Depreciation and amortization	241	(241)	—
Depreciation		241	241
Amortization of intangible assets			—
Total operating expenses	18,994	15,210	34,204
Loss from operations	(2,642)	—	(2,642)
Other income (expense):
Interest income	4		4
Interest expense	(60)		(60)
Other expense, net		—	—
Total other income, net	(56)	—	(56)
Loss before income taxes	(2,698)	—	(2,698)
Income tax expense	90		90
Net loss	$(2,788)	$—	$(2,788)

TURNKEY

HISTORICAL STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2020
(in thousands)

	TurnKey Historical, Before Reclassifications	Reclassifications	TurnKey Historical, As Adjusted
Revenues	$93,214	$874	$94,088
Cost of revenues	47,439	(47,439)	—
Operating expenses:
Cost of revenue, exclusive of depreciation and amortization shown separately below		36,587	36,587
Operations and support		24,351	24,352
Technology and development	6,473	6,473
Employee compensation and benefits	34,306	(34,306)	—
General and administrative	10,352	(1,925)	8,427
Sales and marketing	5,975	18,586	24,561
Travel	1,306	(1,306)	—
Depreciation and amortization	958	(958)	—
Depreciation		958	958
Amortization of intangible assets			—
Total operating expenses	52,897	48,460	101,357
Loss from operations	(7,122)	(147)	(7,269)
Other income (expense):
Interest income	82		82
Interest expense	(274)		(274)
Other income (expense), net	—	147	147
Total other income, net	(192)	147	(45)
Loss before income taxes	(7,314)	(0)	(7,314)
Income tax expense	128		128
Net loss	$(7,442)	$(0)	$(7,442)

4.	Preliminary Purchase Price Allocation

The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of TurnKey based on fair value measurement. The final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the assets acquired and liabilities assumed. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.

The following table shows the allocation of the purchase price for TurnKey’s assets acquired and liabilities assumed (in thousands):

(In thousands)
Cash Consideration	$45,000
Fair Value of issued Common units of Vacasa Holdings	573,800
Total purchase consideration paid	$618,800
Recognized Amounts Of Identifiable Assets Acquired And Liabilities Assumed
Cash and cash equivalents	40,461
Restricted cash	14,444
Accounts receivable, net	3,548
Prepaid expenses and other current assets	7,614
Property and equipment	1,494
Intangible assets	107,600
Accounts payable	(8,446)
Funds payable to owners	(20,393)
Hospitality and sales taxes payable	(5,575)
Deferred revenue	(5,953)
Future Stay Credits	(10,601)
Accrued expenses and other liabilities	(8,474)
Other long-term liabilities	(5,850)
Total identifiable net assets	109,869
Goodwill	508,931
Net Assets Acquired	$618,800

Preliminary identified intangible assets consist of the following, including the estimated amortization expense included in the respective unaudited pro forma condensed combined statements of operation:

Identifiable Intangible Assets	Estimated Fair Value (in thousands)	Estimated Useful Life (in years)	Amortization Expense For The Year Ended December 31, 2020	Amortization Expense For The Three Months Ended March 31, 2021
Homeowner contracts	$102,300	5	$20,460	$5,115
Database and listings	3,400	1	3,400	—
Trademark, trade name, brand name	1,900	1	1,900	—
	$107,600		$25,760	$5,115

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma condensed combined financial information. The final purchase price allocation will be determined when Vacasa Holdings has evaluated the detailed information, valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.

5.	Pro Forma Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 to illustrate the effect of the acquisition and has been prepared for informational purposes only. Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Vacasa Holdings has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 are as follows:

(a)	Reflects pro forma adjustment to present acquisition-related transaction costs incurred by TurnKey and Vacasa Holdings during the nine months ended September 30, 2021 as if incurred on January 1, 2020, the date the acquisition occurred for the purposes of the unaudited pro forma condensed combined statements of operations. Adjustment includes $10.9 million which was incurred during the nine months ended September 30, 2021. This is a non-recurring item.

(b)	Reflects pro forma adjustment for estimated amortization of acquired TurnKey’s intangible assets. See Note 4 for further information on acquired intangible assets, including preliminary estimated useful lives.

(c)	Reflects elimination of historical interest expense incurred by TurnKey related to i) its Paycheck Protection Program loan which liability was retained by the prior owners of TurnKey and for which Vacasa Holdings was indemnified, and ii) TurnKey’s line-of-credit which was extinguished as a condition of the Business Combination.

6.	Forward-Looking Statements

The unaudited pro forma condensed combined financial information is forward-looking and involves a number of risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the possibility that the expected synergies from the acquisition of TurnKey will not be realized, or will not be realized within the expected time period; the risk that the business will not be integrated successfully; the possibility that disruption from the acquisition may make it more difficult to maintain business and operational relationships; difficulty in integrating personnel, operations and financial and other controls and systems, and retaining key employees and customers; Vacasa Holdings’ and TurnKey’s ability to accurately predict future market conditions; and the risk of new and changing regulation and public policy in the U.S. These forward-looking statements speak only as of the date of the Current Report on Form 8-K to which this Exhibit is attached and Vacasa Holdings does not assume any obligation to update or revise any forward-looking statements, whether as a result of new information, future events and developments or otherwise, except as required by law.